SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.
                                                                         3/12/02
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Name                                                        Ownership Percentage
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Georgia Corporations


Columbus Bank and Trust Company<f1>                                         100%

Commercial Bank                                                             100%

Commercial Bank & Trust Company of Troup County                             100%

Security Bank and Trust Company of Albany                                   100%

Sumter Bank and Trust Company                                               100%

The Coastal Bank of Georgia                                                 100%

First State Bank and Trust Company of Valdosta                              100%

Bank of Hazlehurst                                                          100%

The Cohutta Banking Company                                                 100%

Bank of Coweta                                                              100%

Citizens Bank and Trust of West Georgia                                     100%

First Community Bank of Tifton                                              100%

CB&T Bank of Middle Georgia                                                 100%

Sea Island Bank                                                             100%

Citizens First Bank                                                         100%

The Citizens Bank                                                           100%

The Citizens Bank of Cochran                                                100%



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3

Athens First Bank & Trust Company<f2>                                       100%

Citizens & Merchants State Bank                                             100%

Bank of North Georgia                                                       100%

Georgia Bank & Trust                                                        100%

Charter Bank & Trust Co.                                                    100%

Total Technology Ventures, LLC                                               60%

Creative Financial Group, LTD                                               100%

Synovus Securities, Inc.                                                    100%

Alabama Corporations

Synovus Financial Corp. of Alabama                                          100%

Community Bank & Trust of Southeast Alabama                                 100%

First Commercial Bank of Huntsville                                         100%

The Bank of Tuscaloosa                                                      100%

Sterling Bank                                                               100%

First Commercial Bank<f3>                                                   100%

CB&T Bank of Russell County                                                 100%

Synovus Trust Corp.                                                         100%

Florida Corporations

Quincy State Bank                                                           100%



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3

The Tallahassee State Bank<f4>                                              100%

Bank of Pensacola                                                           100%

Vanguard Bank & Trust Company                                               100%

First Coast Community Bank                                                  100%

National Banking Associations

The National Bank of Walton County (GA)                                     100%

Peachtree National Bank (GA)                                                100%

The First National Bank of Jasper (AL)<f5>                                  100%

The National Bank of South Carolina (SC)<f6>                                100%

Mountain National Bank (GA)<f7>                                             100%

pointpathbank, N.A. (GA)                                                    100%


Delaware Corporations


ProCard, Inc.                                                               100%


 lists\subsid2.snv

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<f1> Columbus Bank and Trust Company has one majority  owned  subsidiary,  Total
     System Services, Inc., a Georgia corporation, and two wholly owned subsidiaries, Synovus Trust Company and Synovus Insurance Services of Georgia, Inc., all of which are Georgia corporations. Total System Services, Inc. has four wholly owned subsidiaries, Columbus Depot Equipment Company, TSYS Canada, Inc., TSYS Total Debt Management, Inc. and Columbus Productions, Inc., all of which are Georgia corporations. TSYS also holds a 50% interest in Vital Processing Services, LLC, a Delaware company, a 51.46% interest in GP Network Corporation, a Japanese corporation, and a 49% interest in Total System Services de Mexico, a Mexican corporation. Synovus Trust Company has one wholly owned subsidiary, Synovus Trust Company, a Florida corporation.

<f2> Athens First Bank & Trust Company has one wholly owned  subsidiary,  Athena
     Service Corporation, a Georgia corporation.

<f3> First  Commercial  Bank of Birmingham  has four wholly owned  subsidiaries,
     First Commercial Mortgage Corporation, First Commercial Credit Corporation, Synovus Mortgage Corp. and First Holdings, Inc., all of which are Alabama corporations. First Holdings, Inc. has two direct and indirect wholly-owned subsidiaries, FCBDE Holdings, Inc., a Delaware corporation, and FCBIM Corp., a Georgia corporation.

<f4> Tallahassee State Bank has one wholly owned  subsidiary,  Synovus Insurance
     Services of Florida, Inc., a Florida corporation.

<f5> First  National Bank of Jasper has two wholly owned  subsidiaries,  Synovus
     Insurance Services of Alabama, Inc. and FNBJ Holdings, Inc., both of which are Alabama corporations. FNBJ Holdings, Inc. has two direct and indirect wholly owned subsidiaries, FNBJDE Holdings, Inc., a Delaware corporation, and FNBJIM Corp., a Georgia corporation.

<f6> National Bank of South Carolina has two wholly owned subsidiaries,  Synovus
     Insurance Services of South Carolina, Inc., a South Carolina corporation, and NBSC Holdings, Inc., a Delaware Corporation. NBSC Holdings, Inc. has one wholly owned subsidiary, NBSCIM Corp., a Georgia corporation. (7) Mountain National Bank has one wholly owned subsidiary, Merit Leasing Corporation, a Georgia corporation.
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